Roka Bioscience, Inc. Completes Private Placement of Preferred Stock and Warrants
WARREN, N.J., Sept. 22, 2016 /PRNewswire/ -- Roka Bioscience, Inc. (ROKA), a molecular diagnostics company focused on providing advanced testing solutions for the detection of foodborne pathogens, today announced the completion of its previously announced private placement of an aggregate of approximately 22,500 shares of the Company’s Series A Preferred Stock and five-year warrants to purchase an aggregate of approximately 32,142,857 shares of the Company’s common stock for gross proceeds of approximately $22.5 million. Each share of Series A Preferred Stock is convertible into approximately 1,428 shares of the Company’s common stock, which is equivalent to a purchase price of $0.70 per common share, or an aggregate of approximately 32,142,857, subject to customary adjustments and certain issuance limitations. The warrants have an exercise price equal to $0.70 per share, subject to adjustments as provided under the terms of the warrants.
The net proceeds to the Company from the private placement, after deducting the placement agent’s fees and expenses and the Company’s estimated offering expenses, are expected to be approximately $21.3 million. The Company intends to use the net proceeds for general corporate purposes.

Certain funds affiliated with certain members of the Company’s board of directors, and certain officers and directors of the Company, agreed to purchase an aggregate of 12,145 shares of Series A Preferred Stock, which will be convertible into approximately 17,350,001 shares of common stock, and warrants to purchase approximately 17,350,001 shares of common stock in the offering.

Roth Capital Partners acted as the sole placement agent for the transaction.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. Pursuant to the terms of the registration rights agreement, Roka will agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the warrants.
Terms of the private placement can be found on a Form 8-K filed with the Securities and Exchange Commission on September 16, 2016.
About Roka Bioscience
Roka Bioscience, Inc. is a molecular diagnostics company focused on developing and commercializing advanced testing solutions for the food safety testing market. Our Atlas® Detection Assays incorporate our advanced molecular technologies and are performed on our "sample-in, result out" Atlas System that automates all aspects of molecular diagnostic testing on a single, integrated platform. The Atlas System and Detection Assays are designed to provide our customers with accurate and rapid test results with reduced labor costs and improved laboratory efficiencies. For more information, visit http://www.rokabio.com.
Forward-Looking Statements
This press release contains statements that are forward-looking, including statements regarding Roka's expectations regarding the expected uses of the proceeds that will be received in the private placement and the anticipated filing of a registration statement to cover the resale of the shares sold in the private placement. Although Roka believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. Forward-looking statements involve risks and uncertainties, many of which are beyond Roka's control. These risks, uncertainties and other factors could cause actual results to differ materially from those projected in forward-looking statements. For a detailed description of such risks and uncertainties, you are encouraged to review the official corporate documents filed with the Securities and Exchange Commission on EDGAR. Roka does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.
Investor or Media related inquiries please contact:

Investor Contact:
Roka Bioscience, Inc.
ir@rokabio.com
855-ROKABIO (855-765-2246)